PZENA INVESTMENT MANAGEMENT, INC.
REPORTS RESULTS FOR THE FIRST QUARTER OF 2014

•	Revenue was $26.4 million and operating income was $14.0 million for the first quarter

•	Diluted earnings per share was $0.11 for the first quarter on both a GAAP and non-GAAP basis

•	Declared a quarterly dividend of $0.03 per share

•	Announces the launch of the Pzena Emerging Markets Focused Value Fund, Pzena Long/Short Value Fund, and Pzena Mid Cap Focused Value Fund on March 31, 2014

NEW YORK, NEW YORK, April 22, 2014 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. GAAP (U.S. Generally Accepted Accounting Principles) and non-GAAP basic and diluted net income and earnings per share for the three months ended March 31, 2014 and 2013 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended		For the Three Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
	(unaudited)

Basic Net Income	$1,448	$1,169	$1,386	$983
Basic Earnings Per Share	$0.12	$0.10	$0.11	$0.09

Diluted Net Income	$7,576	$5,806	$7,514	$5,620
Diluted Earnings Per Share	$0.11	$0.09	$0.11	$0.08

The results for the three months ended March 31, 2014 and 2013 include recurring adjustments related to the Company's deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions, tax receivable agreement and the associated liability to its selling and converting shareholders. Management believes that these accounting adjustments add a measure of non-operational complexity which obscures the underlying performance of the business. In evaluating the financial condition and results of operations, management also reviews non-GAAP measures of earnings, which exclude these items. Excluding these adjustments, non-GAAP diluted net income and non-GAAP diluted earnings per share were $7.5 million and $0.11, respectively, for the three months ended March 31, 2014, and $5.6 million and $0.08, respectively, for the three months ended March 31, 2013. GAAP and non-GAAP net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business. It believes the non-GAAP measures provide information to better analyze the Company's operations between periods and over time. Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

During 2013, approximately $0.6 billion of previously reported assets under management in Institutional Accounts was reclassified to Retail Accounts. Historical information throughout this report has been reclassified for all periods presented.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended			Twelve Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2014	2013	2013	2014	2013

Institutional Accounts
Assets
Beginning of Period	$15.4	$13.8	$11.2	$12.2	$12.2
Inflows	0.5	0.7	0.4	2.1	1.0
Outflows	(0.9)	(0.6)	(0.5)	(2.5)	(2.6)
Net Flows	(0.4)	0.1	(0.1)	(0.4)	(1.6)
Market Appreciation/(Depreciation)	0.2	1.5	1.1	3.4	1.6
End of Period	$15.2	$15.4	$12.2	$15.2	$12.2

Retail Accounts
Assets
Beginning of Period Assets	$9.6	$8.5	$5.9	$7.3	$2.5
Inflows	0.8	0.4	0.8	2.2	4.6
Outflows	(0.4)	(0.3)	(0.2)	(1.3)	(0.9)
Net Flows	0.4	0.1	0.6	0.9	3.7
Market Appreciation/(Depreciation)	0.2	1.0	0.8	2.0	1.1
End of Period	$10.2	$9.6	$7.3	$10.2	$7.3

Total
Assets
Beginning of Period	$25.0	$22.3	$17.1	$19.5	$14.7
Inflows	1.3	1.1	1.2	4.3	5.6
Outflows	(1.3)	(0.9)	(0.7)	(3.8)	(3.5)
Net Flows	—	0.2	0.5	0.5	2.1
Market Appreciation/(Depreciation)	0.4	2.5	1.9	5.4	2.7
End of Period	$25.4	$25.0	$19.5	$25.4	$19.5

Financial Discussion

Revenue (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

Institutional Accounts	$20,296	$22,952	$16,531
Retail Accounts	6,105	5,797	4,311
Total	$26,401	$28,749	$20,842

Revenue was $26.4 million for the first quarter of 2014, a decrease of 8.2% from $28.7 million for the fourth quarter of 2013, and an increase of 26.7% from $20.8 million for the first quarter of 2013.

Included in these amounts were performance fees recognized of $0.3 million for the first quarter of 2014 and $3.1 million for the fourth quarter of 2013. Less than $0.1 million of performance fees were recognized during the first quarter of 2013. In general, performance fees are calculated on an annualized basis over the contract's measurement period, which, for the majority of our performance fee arrangements, extends to three years. However, during the fourth quarter of 2013, approximately 65% of the performance fees recognized were associated with accounts where the measurement period was less than three years. Accordingly, we don't expect that this fee will recur in 2014 unless the excess performance matches 2013's record level.

Average assets under management for the first quarter of 2014 was $24.7 billion, an increase of 3.8% from $23.8 billion for the fourth quarter of 2013 and an increase of 33.5% from $18.5 billion for the first quarter of 2013. The increase from the fourth quarter of 2013 and from the first quarter of 2013 was primarily due to market appreciation. The increase from the first quarter of 2013 also reflects net inflows.

The weighted average fee rate was 0.427% for the first quarter of 2014, decreasing from 0.484% for the fourth quarter of 2013, and from 0.450% for the first quarter of 2013.

The weighted average fee rate for institutional accounts was 0.542% for the first quarter of 2014, decreasing from 0.627% for the fourth quarter of 2013, and from 0.559% for the first quarter of 2013. The decrease from the fourth quarter of 2013 was primarily due to performance fees recognized during the fourth quarter of 2013. The year-over-year decrease primarily reflects a shift in mix towards our expanded products and an increase in larger relationships, which each generally carry lower fee rates, partially offset by performance fees recognized during the first quarter of 2014.

The weighted average fee rate for retail accounts was 0.251% for the first quarter of 2014, decreasing from 0.254% for the fourth quarter of 2013, and from 0.258% for the first quarter of 2013.  The decrease from the fourth quarter of 2013 was primarily due to the increase in average assets during the first quarter of 2014. Our tiered fee schedules typically charge lower rates as account size increases. The decrease from the first quarter of 2013 reflects the impact of the reduction of fee rates on certain of our large relationships during 2013, partially offset by performance fees recognized during the first quarter of 2014.

Total operating expenses were $12.4 million in the first quarter of 2014, increasing from $11.6 million in the fourth quarter of 2013 and $11.4 million for the first quarter of 2013. The increases from the fourth and first quarters of 2013 primarily reflect an increase in salary and headcount and the discretionary bonus accrual during the first quarter of 2014. The increase from the first quarter of 2013 also reflects the amortization of previously issued awards recognized in compensation and benefits expense during 2014 and an increase in professional fees recognized in general and administration expense during 2014. Details of operating expenses are shown below:

Operating Expenses (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

Compensation and Benefits Expense	$10,050	$9,200	$9,608
General and Administrative Expense	2,320	2,352	1,809
Operating Expenses	$12,370	$11,552	$11,417

As of March 31, 2014, employee headcount was 77, up from 76 at December 31, 2013 and 71 at March 31, 2013.

The operating margin was 53.1% for the first quarter of 2014, compared to 59.8% for the fourth quarter of 2013, and 45.2% for the first quarter of 2013.

Other (expense)/ income was an expense of approximately $0.1 million for the first quarter of 2014, income of $0.8 million for the fourth quarter of 2013, and an expense of $0.2 million for the first quarter of 2013. Other (expense)/ income includes the net realized and unrealized gain/(loss) recognized by the Company on its direct investments, as well as those recognized by the Company's external investors on their investments in investment partnerships that the Company is required to consolidate. A portion of realized and unrealized gain/(loss) associated with the investments of the Company's outside interests are offset in net income attributable to non-controlling interests. For the first quarter of 2014, other (expense)/ income also includes an expense of $0.1 million associated with changes in the realizability of its related deferred tax asset, partially offset by a decrease in the Company's liability to its selling and converting shareholders resulting from a decrease in expected future tax benefits described in Income Tax Expense/ (Benefit) below. Changes in the liability to selling and converting shareholders associated with changes in the realizability of the deferred tax asset generated income of $0.1 million and expenses of $1.0 million in the fourth quarter of 2013 and the first quarter of 2013, respectively. Details of other income/ (expense), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other (Expense)/ Income (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

Net Interest and Dividend Income	$65	$71	$56
Net Realized and Unrealized Gain from Investments	104	686	851
Change in Liability to Selling and Converting Shareholders¹	(127)	57	(1,039)
Other (Expense)/ Income	(89)	34	(40)
GAAP Other (Expense)/ Income	(47)	848	(172)
Change in Liability to Selling and Converting Shareholders¹	127	(57)	1,039
Outside Interests of Investment Partnerships²	(73)	(305)	(408)
Non-GAAP Other Income, Net of Outside Interests	$7	$486	$459

1 Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

2 Represents the non-controlling interest allocation of the loss/(income) of the Company's consolidated investment partnerships to its external investors.

The Company recognized a $1.7 million income tax expense for the first quarter of 2014, a $1.9 million income tax expense for the fourth quarter of 2013, and a $0.4 million income tax benefit for the first quarter of 2013. First quarter of 2014 income taxes included a $0.8 million income tax benefit associated with a decrease to the valuation allowance recorded against the Company's deferred tax asset related to the basis step ups associated with operating company unit exchanges. Such adjustments generated $0.1 million and $1.2 million in income tax benefit in the fourth quarter of 2013 and first quarter of 2013, respectively. First quarter of 2014 income tax expense also included a $0.6 million adjustment to the deferred tax asset and valuation allowance. This adjustment was driven by a reduction in expected future tax benefits associated with a change in the New York State tax law for receipts beginning at the start of the 2015 tax year. Details of the income tax expense/ (benefit), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense/ (Benefit) (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

Corporate Income Tax Expense	$1,090	$1,060	$733
Unincorporated Business Tax Expense[1]	782	947	54
Non-GAAP Income Tax Expense	1,872	2,007	787
Change in Valuation Allowance[2]	(791)	(97)	(1,225)
Net Adjustment to Deferred Tax Asset[3]	602	(33)	—
GAAP Income Tax Expense/ (Benefit)	$1,683	$1,877	$(438)

1 Includes a $0.6 million tax benefit recognized in the first quarter of 2013 associated with the amendment of prior year tax returns to change the methodology for state and local receipts.

2 Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company's initial public offering and subsequent unit conversions.

3 Reflects the net impact of the change in the Company's deferred tax asset and valuation allowance assessed against the deferred tax asset associated with the decrease in expected future tax benefits and the prior year's final tax return during the first quarter of 2014 and fourth quarter of 2013, respectively.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Non-Controlling Interests (unaudited)
($ thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

Operating Company Allocation	$10,780	$13,584	$8,114
Outside Interests of Investment Partnerships[1]	73	305	408
GAAP Net Income Attributable to Non-Controlling Interests	$10,853	$13,889	$8,522

1 Represents the non-controlling interest allocation of the income/(loss) of the Company's consolidated investment partnerships to its external investors.

During the first quarter of 2014, the operating company, in an effort to expand distribution channels and offer certain products in a mutual fund format,  launched the Pzena Emerging Markets Focused Value Fund, Pzena Long/Short Value Fund and Pzena Mid Cap Focused Value Fund. In order to support these new mutual funds and establish investment records that can be used to market the funds to third party investors, the Company seeded the mutual funds.

On April 17, 2014, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock to be declared on April 22, 2014. The following dates apply to the dividend:

Record Date: May 15, 2014

Payment Date: May 29, 2014

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.35 per share of its Class A common stock.

First Quarter 2014 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, April 23, 2014. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 800-688-0836; international callers should dial 617-614-4072. The conference ID number is 76317732.

Replay: The conference call will be available for replay through May 7, 2014, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 12, 2014 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-355-1600 or bachman@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Cash and Cash Equivalents	$25,754	$33,878
Restricted Cash	316	316
Due from Broker	754	58
Advisory Fees Receivable	23,401	23,947
Investments, at Fair Value	12,995	7,621
Prepaid Expenses and Other Assets	1,657	1,246
Deferred Tax Asset, Net of Valuation Allowance
of $46,849 and $53,973, respectively	11,337	12,312
Property and Equipment, Net of Accumulated
Depreciation of $2,901 and $2,850, respectively	863	835
TOTAL ASSETS	$77,077	$80,213

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$6,751	$5,570
Due to Broker	5,233	5
Liability to Selling and Converting Shareholders	10,959	12,777
Lease Liability	672	778
Deferred Compensation Liability	615	2,339
Other Liabilities	104	195
TOTAL LIABILITIES	24,334	21,664

Equity:
Total Pzena Investment Management, Inc.'s Equity	14,833	16,362
Non-Controlling Interests	37,910	42,187
TOTAL EQUITY	52,743	58,549
TOTAL LIABILITIES AND EQUITY	$77,077	$80,213

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended
	March 31,
	2014	2013

REVENUE	$26,401	$20,842

EXPENSES
Compensation and Benefits Expense	10,050	9,608
General and Administrative Expense	2,320	1,809
TOTAL OPERATING EXPENSES	12,370	11,417
Operating Income	14,031	9,425

Other (Expense)	(47)	(172)

Income Before Taxes	13,984	9,253

Income Tax Expense/ (Benefit)	1,683	(438)
Consolidated Net Income	12,301	9,691

Less: Net Income Attributable to Non-Controlling Interests	10,853	8,522

Net Income Attributable to Pzena Investment Management, Inc.
	$1,448	$1,169

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$1,448	$1,169
Basic Earnings per Share	$0.12	$0.10
Basic Weighted Average Shares Outstanding	12,176,592	11,267,021

Net Income for Diluted Earnings per Share	$7,576	$5,806
Diluted Earnings per Share	$0.11	$0.09
Diluted Weighted Average Shares Outstanding	67,929,783	66,583,836

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis
	Three Months Ended
	March 31,
	2014	2013

REVENUE	$26,401	$20,842

EXPENSES
Compensation and Benefits Expense	10,050	9,608
General and Administrative Expense	2,320	1,809
TOTAL OPERATING EXPENSES	12,370	11,417
Operating Income	14,031	9,425

Other Income, Net of Outside Interests	7	459

Income Before Taxes and Operating Company Allocation	14,038	9,884

Unincorporated Business Tax Expense	782	54
Allocable Income	13,256	9,830

Operating Company Allocation	10,780	8,114
Income Before Corporate Income Taxes	2,476	1,716

Corporate Income Tax Expense	1,090	733
Non-GAAP Net Income	$1,386	$983
Tax Receivable Agreement Income/ (Expense), Net of Taxes	62	186
GAAP Net Income	$1,448	$1,169

Earnings Per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$1,386	$983
Basic Earnings per Share	$0.11	$0.09
Basic Weighted Average Shares Outstanding	12,176,592	11,267,021

Net Income for Diluted Earnings per Share	$7,514	$5,620
Diluted Earnings per Share	$0.11	$0.08
Diluted Weighted Average Shares Outstanding	67,929,783	66,583,836